                                                            Exhibit 3.1a


                             The State of Texas

                            Secretary of State

                          CERTIFICATE OF AMENDMENT

                                    FOR

                            ISG RESOURCES, INC.

                                 FORMERLY

                            JTM INDUSTRIES, INC.
                          CHARTER NUMBER 00548983




     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


DATED JUNE 30, 1998
EFFECTIVE JUNE 30, 1998



                                 /s/ Alberto R. Gonzales
                                 ---------------------------------------
                                 Alberto R. Gonzales, Secretary of State

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                        ARTICLES OF AMENDMENT OF
            CERTIFICATE OF INCORPORATION FOR JTM INDUSTRIES, INC.


     JTM Industries, Inc.(the "Corporation") a corporation organized and existing under and by virtue of the laws of Texas, acting pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act does hereby execute these Articles of Amendment to the Articles of Incorporation of the Corporation.

     FIRST:  The name of the Corporation is JTM Industries, Inc.

     SECOND: As of June 15,1998, the following amendment to the Articles of Incorporation of the Corporation was unanimously adopted by the shareholders of the Corporation:

          Article One of the Articles of Incorporation of the Corporation shall be deleted in its entirety and replaced with the following language:

                              Article One
                              -----------

          The name of the Corporation is ISG Resources, Inc.

     THIRD:   The number of shares of the Corporation outstanding at the time of such adoption was one hundred (100); and the number of shares entitled to vote thereon was one hundred (100).

     FOURTH: The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Raul A. Deju, its President, and Brett Hickman, its Secretary.


                                    By: /s/ Raul A. Deju
                                       ---------------------------------
                                       President, Raul A. Deju



ATTEST:

/s/ Brett Hickman
--------------------------------
Secretary, Brett Hickman